Exhibit (b)(ii)

March 17, 2025

Casago Holdings, LLC
15475 N Greenway Hayden Loop, Suite B2
Scottsdale, AZ 85260-1616
Attention: Joseph Riley
Email: joseph@patriotfamilyhomes.com

Re: Amendment No. 1 to the Equity Commitment Letter

Ladies and Gentlemen:

Reference is made to (1) the Agreement and Plan of Merger, dated as of December 30, 2024, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of the date hereof (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Casago Holdings, LLC, a Delaware limited liability company (“Parent”), Vista Merger Sub II Inc., a Delaware corporation and wholly owned Subsidiary of Parent, Vista Merger Sub LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent, Vacasa, Inc., a Delaware corporation (the “Company”) and Vacasa Holdings LLC, a Delaware limited liability company, and (2) the Equity Commitment Letter, dated as of December 30, 2024 by and between Roofstock, Inc., a Delaware corporation (“Roofstock”), MHRE STR II, LLC, a Delaware limited liability company (“Miramar”), TRT Investors 37, LLC, a Texas limited liability company (“TRT”), and Parent (together with Roofstock, Miramar and TRT, the “Parties”). Capitalized terms used in this letter agreement (this “Amendment”) and not defined herein shall have the meanings ascribed to them in the Equity Commitment Letter.

WHEREAS, pursuant to Section 4(b) of the Equity Commitment Letter, the Equity Commitment Letter may be modified or amended pursuant to a written agreement signed by the by each of the Parties and the Company, each of which has duly executed this Amendment.

NOW, THEREFORE, the Parties and the Company agree to amend the Equity Commitment Letter as follows:

1.
References. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this letter” and each other similar reference contained in the Equity Commitment Letter shall, from and after the execution of this Amendment, refer to the Equity Commitment Letter as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Equity Commitment Letter, as amended hereby, shall in all instances continue to refer to December 30, 2024, and references to “the date hereof” and “the date of this letter” shall continue to refer to December 30, 2024.

2.	Amendment to Section 1. Section 1 of the Equity Commitment Letter is hereby amended by deleting the words “and Section 4.7 of the Agreement” that appear therein.

3.	Amendments to Annex A. The table set forth on Annex A of the Equity Commitment Letter is hereby deleted and replaced in its entirety as set forth below:

Equity Investor	Commitment Amount
TRT Investors 37, LLC	U.S. $43,300,000
MHRE STR II, LLC	U.S. $43,300,000
Roofstock, Inc.	U.S. $40,000,000
Total:	U.S. $126,600,000

4.
Special Committee Approval. Pursuant to Section 9.10 of the Merger Agreement, the Company hereby represents and warrants to the Parties that the Special Committee (as defined in the Merger Agreement) has consented to the execution, and the performance by the Company, of this Amendment.

5.
Effectiveness. This Amendment shall be effective and binding and the Equity Commitment Letter shall be deemed amended upon its execution by the parties and the Company. Except as expressly amended by Section 1 of this Amendment, all terms and provisions of the Equity Commitment Letter shall be unmodified and remain in full force and effect. On and after the date hereof, each reference to the Equity Commitment Letter shall mean and be a reference to the Equity Commitment Letter as amended hereby, and this Amendment and the Equity Commitment Letter shall be read together and construed as a single instrument.

6.	Other Miscellaneous Terms. The provisions contained in Section 4 and Sections 9 through 14 of the Equity Commitment Letter are incorporated by reference in this Amendment mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first set forth above.

ROOFSTOCK, INC.

By:	/s/ Gary Beasley
	Name:	Gary Beasley
	Title:	Chief Executive Officer

MHRE STR II, LLC

By: MHRE Partners, LP
a Delaware limited liability company
its General Partner

By:	/s/ Gary Beasley
	Name:	Gary Beasley
	Title:	Chief Executive Officer

TRT INVESTORS 37, LLC

By:	/s/ Paul A. Jorge
	Name:	Paul A. Jorge
	Title:	Vice President and Secretary

CASAGO HOLDINGS, LLC

By:	/s/ Joseph Riley
	Name:	Joseph Riley
	Title:	President

VACASA, INC.

By:	/s/ Robert Greyber
	Name:	Robert Greyber
	Title:	Chief Executive Officer

[Signature Page to Amendment to the Equity Commitment Letter]